Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Franklin Wireless Corp.
5440 Morehouse Drive, Suite 1000
San Diego, California 92121

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated October 12, 2010, relating to the consolidated financial statements and schedules of Franklin Wireless Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
Los Angeles, California

March 8, 2011